UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☑	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

BALL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	No fee required.
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[This is an e-mail to be sent to Ball Corporation employees who own shares of Ball Corporation stock, including ownership of shares in the Ball Corporation 401(k) Plan or the Ball Corporation Employee Stock Purchase Plan.]

PROXYVOTE.COM

You received this e-mail because you are enrolled to receive BALL CORPORATION communications and vote by proxy via the Internet.  Your consent may have been given in the past, or provided to us by BALL CORPORATION if you are an employee.

Important Notice Regarding the Availability of Proxy Materials

2013 BALL CORPORATION Annual Meeting of Shareholders

MEETING DATE: April 24, 2013
RECORD DATE: March 1, 2013
CUSIP NUMBER: 058498106

This e-mail represents all shares in the following account(s).

NAME
----------------------------------------
BALL CORP-W/RTS TO PUR P/STK	123,456,789,012.00000
BALL CORPORATION – ESPP	123,456,789,012.00000
BALL CORPORATION - 401K	123,456,789,012.00000
BALL CORPORATION - RESTRCT DIVDND	123,456,789,012.00000
BALL CORPORATION - RESTRCD NON DIV	123,456,789,012.00000
BALL CORPORATION - NET SHARES	123,456,789,012.00000
BALL CORPORATION	123,456,789,012.00000
BALL CORPORATION	123,456,789,012.00000
BALL CORPORATION	123,456,789,012.00000
BALL CORPORATION	123,456,789,012.00000

CONTROL NUMBER: 012345678901

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Internet voting is accepted up to 11:59 p.m. (ET) on Sunday, April 21, 2013, for any of your common shares held in Ball’s ESPP or 401(k) Plan, and up to 11:59 p.m. (ET) on Tuesday, April 23, 2013, with respect to all other Ball common shares held by you.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:

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The relevant supporting documentations can also be found at the following Internet site(s):

Proxy Statement
http://materials.proxyvote.com/document

Annual Report
http://materials.proxyvote.com/document

If you are an employee and were enrolled for electronic delivery by BALL CORPORATION, and still wish to receive hard copies of these materials, you may contact BALL CORPORATION’s Investor Relations department.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:                  M012345678901

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